Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Policyholders of Aetna Variable Life Account B:

We consent to the use of our reports dated February 4, 1997 and February 14, 1997 incorporated herein by reference in Registration Statement 33-76004.

                                                      /c/ KPMG Peat Marwick LLP.
                                                          KPMG Peat Marwick LLP

Hartford Connecticut
May 15, 1997